                                                                  EXHIBIT 10.2

                EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

     This EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (the "Exim Agreement") is entered into as of July 25, 2000, by and between SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East" ("Bank") and SEACHANGE INTERNATIONAL, INC., a Delaware corporation with its chief executive office located at 124 Acton Street, Maynard, Massachusetts 01754 (the "Borrower").

                                   RECITALS

     A. Borrower and Bank are parties to that certain Loan and Security Agreement dated November 10, 1998 (as amended to date, the "Domestic Agreement"), together with related documents executed in conjunction therewith.

     B. Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the Export-Import Bank of the United States (the "Exim Bank").

                                   AGREEMENT

     The Parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
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     1.1  Definitions. Except as otherwise defined, terms that are capitalized
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in this Exim Agreement shall have the meanings assigned in the Domestic Loan Documents. As used in this Exim Agreement, the following terms shall have the following definitions:

          "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing.

          "Advances" means any loans or other extensions of credit hereunder.

          "Borrower Agreement" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

          "Borrowing Base" means an amount equal to (i) ninety percent (90%) of Exim Eligible Foreign Accounts which Exim Eligible Foreign Accounts are billed and collected by the Borrower in the United States, plus (ii) the
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     lesser of (A) Seven Hundred Fifty Thousand Dollars ($750,000.00) or (B) fifty (50%) percent of Export-Related Inventory Value of Eligible Export-Related Inventory which is determined acceptable by the Bank.

          "Collateral" is the property described on Exhibit 4.
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          "Domestic Agreement" has the meaning set forth in recital paragraph A.

          "Domestic Loan Documents" means the Domestic Agreement and all instruments, documents, and agreements executed in connection with the Domestic Agreement.

     "Eligible Export-Related Inventory" shall have the meaning set forth for such term in the Borrower Agreement.

     "Exim Bank" means Export-Import Bank of the United States.

     "Exim Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, and administration of the Exim Loan Documents, including any costs incurred in relation to opposing or seeking to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters; and Bank's reasonable attorneys' fees and expenses incurred in enforcing or defending the Exim Loan Documents, whether or not suit is brought, unless a final court of competent jurisdiction finds the Bank acted with gross negligence or willful misconduct.

     "Exim Committed Line" means Three Million Dollars ($3,000,000.00).

     "Exim Eligible Foreign Accounts" means those Accounts payable in United States Dollars that arise in the ordinary course of Borrower's business and (i) with respect to which the account debtor is not a resident of the United States;
(ii) that have been validly assigned or pledged to Bank in a manner satisfactory to the Bank giving the Bank a first priority perfected security interest, or its equivalent, in such Accounts, (iii) comply with all of Borrower's representations and warranties to Bank, and (iv) that either (A) the Bank approves on a case by case basis or (B) are supported by letter(s) of credit acceptable to Bank; standards of eligibility may be fixed revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Exim Eligible Foreign Accounts shall not include the following:

          (a)  Accounts with a term in excess of one hundred twenty (120) days;

          (b)  Accounts that the account debtor has failed to pay within sixty
     (60) calendar days of the original due date of the invoice unless such accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply;

          (c) Account with respect to an account debtor, twenty five percent (25%) or more of whose Accounts the account debtor has failed to pay within one hundred twenty (120) days of the original date of invoice;

          (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

          (e)  Accounts with respect to which an invoice has not been sent;

          (f) Accounts with respect to which the account debtor is an Affiliate, officer or director of Borrower;

          (g) Accounts with respect to which the account debtor is located in a country in which Exim Bank is legally prohibited from doing business as designated in the Country Limitation Schedule (as such term is defined in the Borrower Agreement);

          (h) Accounts with respect to which the account debtor is located in a country in which Exim Bank coverage is not available for commercial reasons;

          (i) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of Borrower's liability to such account debtor.

          (j) Accounts with respect to which the account debtor has disputed liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (k) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of the aggregate dollar amount of all Accounts, only to the extent such obligations exceed such percentage, except as approved in writing by Bank;

          (l) Accounts generated by the sale of products purchased for military purposes or that are due and payable from a military Buyer;

          (m) Accounts, if any, generated by sales of Inventory which constitutes defense articles or defense services;

          (n) Accounts payable in currency other than Dollars, except as may be approved in writing by the Bank and the Exim Bank;

          (o) Accounts which are due and owing and the collection of which must be made outside the United States;

          (p) Accounts the collection of which Bank or Exim Bank determines in its reasonable judgment to be doubtful; and

          (q) Any account which is not an "Eligible Export-Related Accounts Receivable", as such term is defined in the Borrower Agreement.

     "Exim Guarantee" means that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated by reference into this Exim Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

     "Exim Loan Documents" means, collectively, this Exim Agreement, the Domestic Loan Documents, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.

     "Exim Maturity Date" means the earliest of (i) the Revolving Maturity Date under the Domestic Loan Documents, or (ii) March 31, 2001.

     "Export-Related Inventory Value" shall have the meaning set forth in the Borrower Agreement.

     "Inventory" shall mean "Export-Related Inventory" as such term is defined in the Borrower Agreement.

     "Note" is defined in Section 2.1.1.

     "Obligations" shall mean all debts, principal, interest, Exim Bank Expenses arising under the Exim Loan Documents and other amounts Borrower owes Bank now or later, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

           "Payment Date" means the first (1/st/) calendar day of each month commencing with the first such date after the date of this Exim Agreement and ending on the Exim Maturity Date.

           "Responsible Officer" means each of the Chief Executive Officer, Chief Financial Officer and Controller of the Borrower.

     2.    LOAN AND TERMS OF PAYMENT
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     2.1.1 Revolving Advances. Subject to the terms and conditions of this Exim
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Agreement, Bank agrees to make Advances to Borrower in an amount not to exceed
(i) the Exim Committed Line or the Borrowing Base, whichever is less, minus (ii) the aggregate outstanding Advances hereunder, as determined by the Borrowing Base Certificate to be delivered to the Bank. Notwithstanding the foregoing, the aggregate of (i) the Obligations hereunder, and (ii) all Obligations under the Domestic Agreement, and all other indebtedness owed by Borrower to Bank, shall not exceed the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).

     To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the "Note") in substantially the form attached hereto as Exhibit B.
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     Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 pm. Eastern time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C hereto together with any additional documentation required under the
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Borrower Agreement, including without limitation, as set forth in Section 2.03 of the Borrower Agreement. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Exim Agreement, based upon instructions received from a Responsible Officer or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee (as designated in writing by a Responsible Officer) thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account. Amounts borrowed pursuant to this Section 2.1.1 may be repaid at any time and re-borrowed at any time during the term of this Exim Agreement so long as no Event of Default has occurred and is continuing.

     2.2   Overadvances. If, at any time or for any reason, the following occurs
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(an "Overadvance"): (i) the amount of Obligations pursuant to this Exim Agreement owed by Borrower to Bank pursuant to Section 2.1 of this Exim Agreement is greater than: (a) the lesser of the Borrowing Base or the Exim Committed Line, minus (b) all outstanding Advances, or (ii) the Obligations
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hereunder, under the Domestic Agreement and any other indebtedness owed to the Bank shall, in the aggregate, exceed the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), Borrower shall immediately pay to Bank, in cash, the amount of such excess. In addition, if at any time or for any reason, the aggregate amount of Advances made as a result of Eligible Export-Related Inventory (as determined by the Borrowing Base Certificate) exceeds the maximum allowable under Section 2.07(c) of the Borrower Agreement, the Borrower shall within five (5) calendar days either (i) furnish additional collateral satisfactory to the Bank which shall not consist of inventory (as such term is defined in the UCC), or (ii) pay to Bank, in cash, the amount of such excess

     2.3   Interest Rates, Payments, and Calculations.
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          (a)  Interest Rate. Except as set forth in Section 2.3(b), or as
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specified to the contrary in any Loan Document, any Advances under this Exim Agreement shall bear interest, on the average daily balance, at a rate equal to the Prime Rate per annum.

          (b)  Default Rate. All Obligations shall bear interest, from and after
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the occurrence of an Event of Default, at a rate equal to the lesser of (i) five (5%) percentage points above the rate that applied immediately prior to the occurrence of the Event of Default, and (ii) the maximum interest rate allowed by applicable law.

          (c)  Payments. Interest hereunder shall be due and payable on each
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Payment Date. Bank shall, at its option, charge such interest, all Exim Bank Expenses, and all Periodic Payments against Borrower's deposit account or against the Exim Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Unless sooner demanded, all Advances made hereunder shall be due and payable in full on the Exim Maturity Date.

          (d)  Computation. In the event the Prime Rate is changed from time
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to time hereafter, the applicable rate of interest hereunder shall be increased or decreased contemporaneously with such change by an amount equal to such change in the Prime Rate. All interest chargeable under the Exim Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     2.4  Crediting Payments. The receipt by Bank of any wire transfer of funds,
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check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any payment (other than a wire transfer of immediately available funds) received by Bank after 12:00 p.m. (noon) Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

     2.5  Fees. Borrower shall pay to Bank the following fees:
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          (a)  Financial Examination and Appraisal Fees. Bank's customary fees
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     and out-of-pocket expenses for Bank's audits of Borrower's Accounts and for each appraisal of the Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

          (b)  Exim Fee. A facility fee equal to Thirty Thousand Dollars
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     ($30,000.00), which fee shall be due and fully earned upon the Closing Date; and

          (c)  Exim Bank Expenses. On the Closing Date, Exim Bank Expenses
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     incurred through the Closing Date and, after the Closing Date, all Exim Bank Expenses as they become due, if any.

     2.6  Additional Costs. In case any law, regulation, treaty or official
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directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof):

          (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

          (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall promptly notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail which statement shall be deemed true and correct absent manifest error.

     2.7  Term. This Exim Agreement shall become effective once duly executed
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and authorized by Borrower and Bank and shall continue in full force and effect for a term ending on the Exim Maturity Date, on which date all Obligations shall become immediately due and payable. Notwithstanding the foregoing, Bank shall have the right to terminate this Exim Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding any termination of this Exim Agreement, all of Bank's security interest in all of the Collateral and all of the terms and provisions of this Exim Agreement shall continue in full force and effect until all Obligations have been paid and performed in full, and no termination shall impair any right or remedy of Bank, nor shall any such termination relieve Borrower of any Obligation to Bank until all of the Obligations have been paid and performed in full.

     2.8  Use of Proceeds. Borrower will use the proceeds of Advances only for
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the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

     3.   CONDITIONS OF LOANS
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     3.1  Conditions Precedent to all Advances. The obligation of Bank to make
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each Advance, including the initial Advance, is subject to the following conditions:

          (a)  timely receipt by Bank of the Payment/Advance Form as provided in
     Section 2.1;

          (b) timely receipt by Bank of a Borrowing Base Certificate as defined in the Borrower Agreement;

          (c)  the Exim Guarantee shall be in full force and effect;

          (d) receipt by the Bank of a valid purchase order and such other documentation as the Bank may require with respect to any Advance based upon Inventory;

          (e) if required by the Bank in its reasonable discretion, a satisfactory appraisal of Inventory with respect to any Advances to be made based in whole or in part upon the value of the Inventory; and

          (f) except as otherwise disclosed to the Bank, the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no potential Event of Default or Event of Default shall have occurred and be continuing, or would result from such Advance.

     The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.1.

     4.   CREATION OF SECURITY INTEREST
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     4.1  Grant of Security Interest. Borrower grants and pledges to Bank a
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continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations (which Obligations shall include, without limitation, all obligations of the Borrower to the Bank under the Domestic Loan Documents) and in order to secure prompt performance by Borrower of each of its covenants and duties under the Exim Loan Documents and Domestic Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement Banks Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding. Upon termination of this Agreement and satisfaction in full of the Obligations, Bank shall execute all documents and take all actions reasonably requested by Borrower in evidence thereof. Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Exim Agreement in all of the Collateral (with the exception of both Exim Eligible Foreign Accounts and Eligible Export-Related Inventory but only to the extent any Advances are actually made by the Bank to the Borrower based upon such Exim Eligible Foreign Accounts and Eligible Export-Related Inventory), is subject to and subordinate to the security interest granted to the Bank in the Domestic Agreement and the Permitted Liens (as defined in the Domestic Agreement or the Borrower Agreement) with respect to the Collateral.

    4.2   Delivery of Additional Documentation Required. Borrower shall from
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time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Exim Loan Documents.

     4.3  Power of Attorney. Effective only upon the occurrence and during the
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continuance of an Event of Default Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers or employees) as Borrower's true and lawful attorney, with power to: (a) send requests for verification of Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign the name of Borrower on any of the documents described in Section 4.2 (regardless of whether an Event of Default has occurred); (d) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable. The appointment of Bank as Borrower's attorney-in-fact, and each of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and Bank's obligation to provide Advances hereunder is terminated.

     4.4  Right to Inspect. Each of Bank and Exim Bank (through any of their
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respective officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, without causing any disruptions of Borrower's operations (prior to an Event of Default) to inspect Borrower's Books, facilities and activities, and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral. Bank shall conduct annual accounts receivable audits, the results of which audits shall be satisfactory to Bank. Borrower will cause its officers and employees to give their full cooperation and assistance in connection therewith.

     5.   REPRESENTATIONS AND WARRANTIES
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     Borrower represents, warrants and covenants as follows:

     5.1  Domestic Loan Documents. The representations and warranties contained
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 in the Domestic Loan Documents, which are incorporated by reference into this Exim Agreement, are true and correct as of the date hereof, except as set forth on Exhibit D attached hereto.
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     6.   AFFIRMATIVE COVENANTS
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     Borrower covenants and agrees that, until payment in full of the Obligations, each Borrower shall do all of the following:

     6.1  Domestic Loan Documents.  Borrower shall comply in all respects with
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the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this Exim Agreement and which shall include, without limitation, compliance with the financial reporting requirements and the financial covenants set forth in Article 6 of the Domestic Agreement. Ln addition, the Borrower shall deliver to the Bank within twenty (20) days of the end of each month (i) a Borrowing Base Certificate, (ii) a schedule of Inventory for the preceding month, and (ii) an aged listing of accounts receivable, which shall include all Accounts whether domestic or foreign.

     6.2  Terms of Sale.  Borrower shall cause all sales of products upon which
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Advances are based to be on open account to creditworthy buyers that have been preapproved in writing by Bank and Exim Bank.

     6.3  Borrower Agreement.  Borrower shall comply with all of the terms of
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the Borrower Agreement, including without limitation, the delivery of any and all notices required pursuant to Sections 2.11 and/or 2.18 of the Borrower Agreement. In the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision with respect to the Borrower, as determined by the Bank shall control.

     6.4  Notice in Event of Filing of Action for Debtor's Relief.  Borrower
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shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

     6.5  Payment in Dollars.  Borrower shall require payment in United States
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Dollars for the products, unless the Exim Bank otherwise agrees in writing hereafter.

     6.6  Inventory Audits.  Bank shall have the right to conduct audits of the
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Borrower's Inventory at Borrower's expense.

     6.7  Audits.  Bank shall have the right from time to time hereafter to
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audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

     6.8  Further Assurances.  At any time and from time to time Borrower shall
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(i) execute and deliver such further instruments, (ii) take such further action as may reasonably be requested by Bank, and (iii) deliver such additional information, reports, contracts, invoices and other data concerning the Collateral as may reasonably be requested by Bank, all of the foregoing in furtherance of the purposes of this Exim Agreement.

     7.   NEGATIVE COVENANTS
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     Borrower covenants and agrees that, so long as any Advance hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

     7.1  Domestic Loan Documents.  Violate or otherwise fail to comply with any
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provisions of the Domestic Loan Documents, which provisions are incorporated into this Exim Agreement.

     7.2  Loans to Shareholders or Affiliates.  Without Exim Bank's prior
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written consent, make any loans to any shareholder or entity affiliated with Borrower. As used in this Section 7.2, the term "loan" does not include salary, reasonable rent paid to an affiliated entity owned by the shareholders, or to other expenses incurred in the ordinary course of Borrower's business.

     7.3  Borrower Agreement. Violate or otherwise fail to comply with any
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provision of the Borrower Agreement, including without limitation the negative covenants set forth in Section 2.15.

     7.4  Exim Guarantee.  Take any action, or permit any action to be taken,
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that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.

     8.   EVENTS OF DEFAULT
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     Any one or more of the following events shall constitute an Event of Default by Borrower under this Exim Agreement:

     8.1  Payment Default.  If Borrower fails to pay, when due, any of the
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Obligations.

     8.2  Covenant Default; Cross Default.  If Borrower fails or neglects to
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perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Exim Agreement, in any of the Domestic Loan Documents, the Borrower Agreement, or the Exim Loan Documents, or an Event of Default occurs under any of the Domestic Loan Documents or the Borrower Agreement and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period); or

     8.3  Exim Guarantee. If the Exim Guarantee ceases for any reason to be in
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full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes or purports to revoke any obligations under the Exim Guarantee.

     9.   BANK'S RIGHTS AND REMEDIES
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     9.1  Rights and Remedies. Upon the occurrence and during the continuance of
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an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, in accordance with applicable law, all of which are authorized by the Borrower:

          (a) Declare all Obligations, whether evidenced by this Exim Agreement, the Domestic Loan Documents, or by any of the other Exim
     Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 of the Domestic Agreement, all Obligations shall become immediately due and payable without any action by Bank);

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Exim Agreement or under any other agreement between Borrower and Bank;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

          (d) Notify customers of Borrower or other third parties to pay amounts owing to Borrower directly to the Bank;

          (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

          (f) With notice to the Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

          (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided far herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, to the extent required for Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

          (h) Sell the Collateral in a commercially reasonable manner at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate; and

          (i) Bank may credit bid and purchase at any public sale, or at any private sale permitted by law.

     Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

     9.2  Exim Direction. Upon the occurrence of an Event of Default, Exim Bank
          --------------
shall have a right to: (i) direct Bank to exercise the remedies specified in
Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.

     9.3  Exim Notification. Bank shall have the right to immediately notify
          -----------------
Exim Bank in writing if it has knowledge of the occurrence of any of the following events: (1) any failure to pay any amount due under this Exim Agreement or the Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower;
(4) the filing of an action for debtor's relief by, against, or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

     In the event that it sends such a notification to Exim Bank, Bank shall have the right to thereafter send Exim Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Exim Bank or said default or other events have been cured. Bank shall not have any obligation to make any Advances following said notification to Exim Bank, unless Exim Bank gives its written approval thereto. If directed to do so by Exim Bank, Bank shall have a right promptly to exercise any rights it may have against borrower to demand the immediate repayment of all amounts outstanding under the Exim Loan Documents.

     9.4  Remedies Cumulative. Bank's rights and remedies under this Exim
          -------------------
Agreement, the Exim Loan Documents, the Domestic Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

     9.5  Power of Attorney. Effective only upon the occurrence and during the
          -----------------
continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

     9.6  Accounts Collection. Upon the occurrence and during the continuance of
          -------------------
an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

     9.7  Bank Expenses. If Borrower fails to pay any amounts or furnish any
          -------------
required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of the Domestic Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

     9.8  Bank's Liability for Collateral. So long as Bank complies with
          -------------------------------
reasonable banking practices and applicable law, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause: (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

     9.9  Demand: Protest. Borrower waives demand, protest, notice of protest,
          ---------------
notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

     The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERITIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN

THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

     BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY
TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     11.  WAIVERS: INDEMNIFICATION
          ------------------------

     11.1 Indemnification. Borrower shall defend, indemnify and hold harmless
          ---------------
Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Exim Agreement, and (b) all losses or Exim Bank. Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Exim Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.  NOTICES
          -------

     Unless otherwise provided in this Exim Agreement, all notices or demands by any party relating to this Exim Agreement at any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at the address set forth in the Domestic Loan Documents. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     13.  GENERAL PROVISIONS
          ------------------

     13.1 Succesors and Assigns. This Exim Agreement shall bind and inure to the
          ---------------------
benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Exim Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's obligations, rights and benefits hereuder.

     13.2 Time of Essence. Time is of the essence for the performance of all
          ---------------
obligations set forth in this Exim Agreement.

     13.3 Severability of Provisions. Each provision of this Exim Agreement
          --------------------------
shall be severable from every other provision of this Exim Agreement for the purpose of determining the legal enforceability of any specific provision.

     13.4 Amendments in Writing. This Exim Agreement cannot be changed or
          ---------------------
terminated orally. Without the prior written consent of Exim Bank, no material amendment of or deviation from the terms of this Exim Agreement or the Note shall be made that would adversely affect the interests of Exim Bank under the Exim Guarantee, including without limitation the rescheduling of any payment terms provided for in this Exim

Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Exim Agreement, if any, are merged into this Exim Agreement.

     13.5 Counterparts. This Exim Agreement may be executed in any number of
          ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Exim Agreement.

     13.6 Survival. All covenants, representations and warranties made in this
          --------
Exim Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 11.1 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

     13.7 Countersignature. This Agreement shall become effective only when it
          ----------------
shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     13.8 Confidentiality. In handling any confidential information Bank shall
          ---------------
exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have caused this Exim Agreement to be executed as of the date first above written.

                                    SEACHANGE INTERNATIONAL, INC.


                                    By: /s/ WL Fielder
                                       ----------------------------------

                                    Name: WL FIELDER
                                         --------------------------------

                                    Title: VICE PRESIDENT
                                          -------------------------------


                                    SILICON VALLEY BANK, d/b/a
                                    SILICON VALLEY EAST


                                    By:_________________________________

                                    Name:_______________________________

                                    Title:______________________________

                                  SILICON VALLEY BANK


                                  By:__________________________________________

                                  Name:________________________________________

                                  Title:_______________________________________
                                       (Signed in Santa Clan County, California)

                                   EXHIBIT A
                                   ---------

     The Collateral consists of all right, title and interest of Borrower in and to the following:

     All goods, equipment, inventory, contract tights, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit, investment property, and financial assets, whether now owned or hereafter acquired, wherever located; and

     All Borrower's Books relating to the foregoing and arty and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     The Collateral does not include:

     Any copyright tights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing.

                                   EXHIBIT B
                                   ---------

                           Revolving Promissory Note
                              (Export-Import Line)

$3,000,000.00                                                      _______, 2000

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower, up to a maximum principal amount of Three Million Dollars ($3,000,000.00), plus interest on the aggregate unpaid principal amount of such Advances, at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the first calendar day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on March 31, 2001, or on such earlier date, as provided for in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     Borrower promises to pay Bank all reasonable costs and expenses, including all reasonable attorneys' fees, incurred in such collection or in any suit or action to collect this Note or in any appeal thereof, unless a final court of competent jurisdiction finds that the Bank acted with gross negligence or willful misconduct. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or tight. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     The law of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONVECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUM OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

     BORROWER WAIVES ITS RIGHT TO A BURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY-TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                              SEACHANGE INTERNATIONAL, INC.

                              By:
                                 -----------------------------
                              Name:
                                   ---------------------------
                              Title:
                                    --------------------------

                                   EXHIBIT C
                                   ---------

               LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM  -
             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION                         DATE:______________
FAX #:  (781) 431-0753                                       TIME:______________


FROM:
     ------------------------------------------------------------------------
     CLIENT NAME (BORROWER)

REQUESTED BY:
             ----------------------------------------------------------------
               AUTHORIZED SIGNERS NAME

AUTHORIZED SIGNATURE:
                     --------------------------------------------------------
PHONE NUMBER:
             ----------------------------------------------------------------

FROM ACCOUNT # ______________________     TO ACCOUNT # ___________________

REQUESTED TRANSACTION TYPE                   REQUEST DOLLAR AMOUNT
--------------------------                   ---------------------

PRINCIPAL INCREASE (ADVANCE)                 $
                                              ---------------------------
PRINCIPAL PAYMENT (ONLY)                     $
                                              ---------------------------
INTEREST PAYMENT (ONLY)                          $
                                                  -----------------------
PRINCIPAL AND INTEREST (PAYMENT)                 $
                                                  -----------------------
OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------
                                 BANK USE ONLY:
TELEPHONE REQUEST
-----------------
          The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.
_____________________________      __________________________________________
Authorized Requester               Phone #

_____________________________      __________________________________________
Received by (Bank)                 Phone #

                       __________________________________
                          Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                   EXHIBIT D
                                   ---------

                           BORROWING BASE CERTIFICATE

                              COLLATERAL SCHEDULE
                          (FOREIGN AIR LINE OF CREDIT)

--------------------------------------------------------------------------------

Borrower:    Seachange International, Inc.    Lender:   Silicon Valley Bank
             124 Acton Street                           3003 Tasman Drive
             Maynard MA  01754                          Santa Clara, CA  95054

Commitment Amount: $3,000,000.00
--------------------------------------------------------------------------------
FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES

     1.   Accounts Receivable Book Value as of _____________      $__________
     2.   Additions (please explain on reverse)                   $__________
     3.   TOTAL FOREIGN ACCOUNTS RECEIVABLE                       $__________

ACCOUNTS RECEIVABLE DEDUCTIONS

     4.   Term in excess of 120 days                              $__________
     5.   Amounts over 60 days from due date of invoice           $__________
     6.   Balance of 25% over 120 day accounts                    $__________
     7.   Excess 25% Concentration                                $__________
     8.   Accounts not payable in the U.S.                        $__________
     9.   Governmental and Military Accounts                      $__________
     10.  Contra Accounts                                         $__________
     11.  Promotion, Demo or Consignment Accounts                 $__________
     12.  Intercompany/Employee and Affiliate Accounts            $__________
     13.  Accounts in the form of L/Cs, if subject items have
          not yet been shipped by Borrower                        $__________
     14.  Accounts, if any, arising from Inventory not
          originally located in and shipped from the US.          $__________
     15.  Accounts arising from the sale of defense articles
          or items                                                $__________
     16.  Accounts of buyers located in or form countries in
          which shipment is prohibited or no coverage available   $__________
     17.  Amounts due and collectable outside U.S.                $__________
     18.  Other exclusions under Borrower Agreement or otherwise  $__________
     19.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                    $__________
     20.  Eligible Accounts (No. 3 - No. 19)                      $__________
     21.  Loan Value of Accounts (90%-Advance)                    $__________
INVENTORY
     22.  Eligible Export-Related Inventory Value as of _______   $__________
     23.  LOAN VALUE OF INVENTORY (50% of #22)                    $__________
BALANCES
     24.  Maximum Loan Amount                                     $3,000,000.00
     25.  Total Available (2t plus lesser of (i) $750,000.00
          or (ii) #23)                                            $__________
     26.  Present balance owing on Line of Credit                 $__________
     27.  Outstanding under Sublimits                             $__________
     28.  RESERVE POSITION (No. 25 - (No. 26 + No. 27))           $__________

     The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Collateral Schedule complies with the representations and warranties set forth is the Borrower Agreement, executed by Borrower and acknowledged by Lender, and the Export-Import Bank Loan and Security Agreement, executed by Borrower and acknowledged by Leader dated _______________, 2000, as may be amended from time to time, as if all representations and warranties were made as of the date hereof and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreement. Such representations and warranties include, without limitation, the following:
Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling items intended for export. Borrower is not using disbursements foe the purpose of (a) servicing any of Borrower's unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower's business; (c) acquiring, equipping, equipping or renting commercial spaces outside the United States; (d) supporting research and development; (c) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States; or (f) serving as a retainage or warranty bond. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of say of the following: (a) items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily far military use (regardless of the nature or actual use of the items); or (d) any items to be used is the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research of heavy water production facilities.

Sincerely,

SEACHANGE INTERNATIONAL, INC.



By:
   ---------------------------------

Name:
     -------------------------------
       Chief Financial Officer

Date:
     -------------------------------


                                  ------------------------------

                                          BANK USE ONLY
                                    Received
                                    By: ___________________
                                    Date: __________________
                                    Verified
                                    By: ___________________

                                  ------------------------------